Exhibit 10.2

[Cautionary Note: This Agreement has been translated into English from the original Chinese language version.]

Amendment to Operation and Management Right Agreement

This agreement is entered into by and between parties listed as below in the conference room of Sales and Marketing Publishing House on January 08, 2004.

(1)
Party A: Sales and Marketing Publishing House was incorporated under the law of PRC, the registered address is suite A, 14/F, Guanghui International Trade Center, NO. 15 Jingsan Road, Zhengzhou, China.

(2)
Party B: Shenzhen Media Investment Co., Ltd is a limited company established and validly existing according to the law of PRC; its registered address is 5D, Building C, Jinxiu Garden, overseas Chinese town, Nanshan District, Shenzhen. PRC.

Whereas:
1.	Both parties have signed the Operation and Management Right Agreement on October 23, 2003 (Hereinafter the “Initial Agreement”)

2.	Given certain concepts in the Initial Agreement lack accuracy, both parties agreed to amend certain provisions of the Initial Agreement

3.	Through negotiation, both parties agreed on the above-mentioned matters with regard to the revision of the Initial Agreement.

The amended parts of the Initial Agreement as follows:

1.	Amendment of the Initial Agreement’s title

Both sides agree to revise the Initial Agreement’s title to “Business Contracting Agreement”.

2.	Amendment of the Initial Agreement’s preface

Both parties agree to revise the third paragraph of the preface in the Initial Agreement as follows:

2.1	Amend “Party A decided to contract all of its business, operation and management right to Party B” to “Party A decided to contract all of its business to Party B”;

2.2
Amend “Based on mutual agreement between both parties, Party A and Party B reached an agreement of Operation and Management Right as follows” to “Based on mutual agreement by both parties, Party A and Party B reached an agreement as follows”

3.	Amendment of the first cause of the agreement

Upon bilateral consent, the first cause is amended to:

“A. Party A contracts all its business to Party B (hereinafter Party A’s business). The term of this agreement is ten years, from November 1, 2003 to October 31, 2013.

4.	Amendment of the second cause of the agreement

Upon bilateral consent, the second cause of Initial Agreement is revised as follows:

Amend “obtain the business, operation and management rights of Party A” to “obtain the contractual rights on the business of Party A”.

5.	Amendment of the third cause of the agreement

Upon bilateral consent, the third cause of Initial Agreement is revised as follows:

Amend “The operation and management rights granted to Party B by Party A include” to “The contractual rights on the business of Party A that granted to Party B include”.

6.	Amendment of the fourth cause of the agreement

Upon bilateral consent, the fourth cause of Initial Agreement is revised as follows:

Amend “Terms of payment ” to “Terms of payment of the deposit”

7.	Amendment of the fifth cause of the agreement

Upon bilateral consent, the fifth cause of Initial Agreement is revised as follows:

7.1	Amend “The management and personnel arrangements of the Operation and Management Right” to “The management and the personnel arrangements of the contracted business”

7.2	Amend item 1 “After Party A grants Party B with operation and management rights” to “After Party A grants Party B contractual rights on the business of Party A”

7.3	Amend item 2 “be in charge of the operation and management of Party A pursuant to this agreement” to “be in charge of the operation and management of the business pursuant to this agreement”

8.	Amendment of the ninth cause of the agreement

Upon bilateral consent, the ninth cause of Initial Agreement is revised as follows:

11.1	Amend “all financial and legal liabilities caused/related to debts” to “All financial and legal liabilities related to the business of Party A”

9.	Amendment of the tenth cause of the agreement

Upon bilateral consent, the tenth cause of Initial Agreement is revised as follows:

11.2
Amend item 1 “Once the agreement is signed and comes into force, the operation and management right granted to Party B is sole, exclusive and unseverable,” to “Once the agreement is signed and comes into force, unless approved by the shareholders' meeting or the board of directors of Party B, the contractual rights on Party A’s business is sole, exclusive and non-transferable,”

11.3
Amend item 2 “If, during the term of the agreement, Party B terminates the agreement without a reasonable cause or transfers this operation and management right to a third party without Party A’s consent” to “If, during the term of the agreement, Party B terminates the agreement without a reasonable cause or transfers its contractual rights on Party A’s business to a third party without Party A’s consent, unless approved by the board of directors or shareholders' meeting of Party B.”

10.	Validity of the amendment

This amendment comes into force as of the date on which the following conditions are satisfied:

13.1	The authorized representatives of both parties formally sign this agreement;

11.	Others

11.4
This amendment is an integral part of the Initial Agreement and is legally enforceable. If there are any documents, commitments or contracts, but not limited to, made or signed before have some conflicts with this amendment, this amendment shall prevail.

11.5	There are four (4) copies of this amendment and each of them is legally effective. Each party holds two (2) copies.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by duly authorized representatives of both parties on the date and year first written above.

Party A: Sales and Marketing Publishing House

Authorized representative (signature)
(Corporate Seal)

Party B: Shenzhen Media Investment Co., Ltd

Authorized representative (signature)
(Corporate Seal)